UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  June 27, 1996

                      MERIDIAN POINT REALTY TRUST '83
__________________________________________________________________________
          (Exact name of registrant as specified in its charter)


      California                 1-12166                94-6542723
  __________________       ___________________     _____________________
    (State or other         (Commission File         (I.R.S. Employer
    jurisdiction of              Number)          Identification Number)
   incorporation or
     organization)


     655 Montgomery Street, Suite 800
        San Francisco, California                        94111
 _______________________________________               __________
 (Address of principal executive offices)              (Zip Code)



                              (415) 981-4900
__________________________________________________________________________
           (Registrant's telephone number, including area code)

Item 5.   Other Events.

On June 27, 1996 the following news release was issued by Meridian Point Realty Trust '83.


                      MERIDIAN POINT REALTY TRUST '83

NEWS RELEASE
===========================================================================

For Release:   Immediately                                  (NASDAQ: MPTBS)
Date:          June 27, 1996
Contact:       Michael Gilbert / John E. Castello
               (415) 981-4900

 MERIDIAN POINT REALTY TRUST '83 LISTS CHARLESTON BUSINESS PARK FOR SALE.

     SAN FRANCISCO - MERIDIAN POINT REALTY TRUST '83 (NASDAQ: MPTBS), an equity Real Estate Investment Trust, today announced that it has entered into an exclusive listing agreement for the sale of the Trust's last remaining real estate asset, the Charleston Business Park.

     The park consists of six research and light industrial buildings aggregating 119,041 square feet on an eight acre site adjacent to the Bayshore Freeway in Mountain View, California. The agents are Colliers Parrish and it is expected that the property will be offered for sale at $13,000,000.

     Together with the agency, the company is currently preparing property offering materials. Inquiries may be directed to Thomas Loeswick at Colliers Parrish's San Jose office located at 1960 The Alameda, Suite 100,
San Jose, CA 95126.  Phone: (408) 236-3132   Fax:  (408) 247-0918.

                                   (END)




                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Meridian Point Realty Trust '83

Date:  June 27, 1996            BY:  /s/  John E. Castello
      -------------------            -------------------------------------
                                     John E. Castello, Senior Vice
                                     President and Chief Financial Officer